GLAST, PHILLIPS & MURRAY
                            A PROFESSIONAL CORPORATION

                                                       2200 ONE GALLERIA TOWER
                            ATTORNEYS AND COUNSELORS   13355 NOEL ROAD, L.B. 48
RONALD L. BROWN, P.C.                                  DALLAS, TEXAS 75240-6657

DIRECT DIAL NUMBER:                                    TELEPHONE: (972) 419-8300
(972) 419-8302                                         FAX: (972) 419-8329
E-mail: rbrown@gpm-law.com

                                February 29, 2000


MAX Internet Communications, Inc.
8115 Preston Road, Eighth Floor East
Dallas, Texas 75225

     Re: Form S-3 Registration Statement relating to the registration of 1,830,001 shares of common stock, $.0001 par value of MAX Internet Communications, Inc.

Gentlemen:

      We are acting as counsel for MAX Internet Communications, Inc., a Nevada corporation (the "Company"), in connection with the filing under the Securities Act of 1933, as amended, of a Registration Statement for the Company on Form S-3 filed with the Securities and Exchange Commission ("SEC") (the "Registration Statement"), covering an aggregate of 1,830,001 shares (the "Shares") of common stock, par value $.0001 per share (the "Common Stock"), of the Company which may be issued and sold by certain selling stockholders.

      In that connection, we have examined the Form S-3 Registration Statement in the form to be filed with the SEC. We have also examined and are familiar with the originals or authenticated copies of all corporate or other documents, records and instruments that we have deemed necessary or appropriate to enable us to render the opinion expressed below.

      We have assumed that all signatures on all documents presented to us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the original thereof, that all information submitted to us was accurate and complete and that all persons executing the delivering originals or copies of documents examined by us were competent to execute and deliver such documents. In addition, we have assumed that the Shares will not be issued for consideration equal to less than the par value thereof and that the form of consideration to be received by the Company for the Shares will be lawful consideration under the Nevada Revised Statutes.

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      Based on the foregoing and having due regard for the legal  considerations we deem relevant, we are of the opinion that the Shares, or any portion thereof, when sold as described in the Registration Statement, will have been validly issued and fully paid, and are nonassessable.

      This opinion may be filed as an exhibit to the Registration Statement.

                                               Glast, Phillips & Murray, P.C.
                                               ---------------------------------
                                               /s/Glast, Phillips & Murray, P.C.

RLB/lrs












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